Exhibit 5.1

[Letterhead of White & Case LLP]

February 27, 2018

Hess Corporation
1185 Avenue of the Americas New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Hess Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”) relating to the registration for issuance and sale by the Company of: (i) shares of common stock of the Company, par value $1.00 per share (the “Common Shares”), (ii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Shares”), which may be convertible into or exchangeable for Common Shares or certain other securities of the Company, (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the “Senior Debt Securities”), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be convertible into or exchangeable for Common Shares or Preferred Shares of the Company, (v) warrants to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares (as defined below) (the “Warrants”), (vi) depositary shares representing fractional or multiple interests in Preferred Shares (the “Depositary Shares”), (vii) contracts for the purchase or sale of Debt Securities, Preferred Shares, Common Shares, Depositary Shares or certain other securities of the Company (the “Purchase Contracts”) and (viii) units of the Company consisting of one or more Debt Securities, Warrants, Purchase Contracts, Preferred Shares or Depositary Shares (the “Units”), in each case as contemplated in the Company’s Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time). The Common Shares, Preferred Shares, Debt Securities, Warrants, Depositary Shares, Purchase Contracts and Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

In connection with the opinions expressed herein, we have examined originals or copies (certified or otherwise identified to our satisfaction) of corporate records, agreements, documents and other instruments, matters of law, proceedings and such certificates or comparable documents of public officials and of officers and representatives of the Company including: (i) the Company’s Restated

Certificate of Incorporation, as amended (the “Certificate of Incorporation”, dated May 3, 2006 filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2006, as amended by the Amendments to the Certificate of Incorporation dated May 22, 2013 and May 12, 2014 filed as Exhibits 3.1 to the Company’s Current Reports on Form 8-K, filed with the Commission, respectively, on May 22, 2013 and May 13, 2014); (ii) the certificate of designations of the 8.00% Series A Mandatory Convertible Preferred Stock dated February 10, 2016 filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2016; (iii) the Company’s By-laws, as amended, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2015; (iv) the resolutions adopted by the Company’s board of directors (the “Board”) on February 7, 2018; (v) the Registration Statement; (vi) the Base Prospectus; (vii) the indentures pursuant to which the Senior Debt Securities and the Subordinated Debt Securities are to be issued (each, an “Indenture”), each dated as of March 1, 2006 between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement, and have made such inquiries of such officers and representatives as we have deemed relevant or necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the truthfulness, completeness and correctness of all factual representations and statements contained therein. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of public official and officers and representatives of the Company and documents furnished to us by the Company and representations by the Company without independent investigation or verification of any kind of their accuracy.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement including the applicable Prospectus and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company; and (vii) any Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Common Shares, we have further assumed that the Common Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Preferred Shares, we have further assumed that: (i) the certificate of designations, approved by appropriate corporate action, relating to the Preferred Shares establishing the designations, preferences and rights of the class or series of Preferred Shares (the “Certificate of Designations”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware, (ii) the Preferred Shares will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Certificate of Designations and applicable laws and sold as contemplated in the Registration Statement, (iii) if the Preferred Shares are convertible into Common Shares or other securities of the Company, (x) such Common Shares or other securities of the Company will be authorized, (y) the Preferred Shares will be presented for conversion in accordance with the terms thereof and (z) such Common Shares or other securities of the Company will be executed, countersigned by the transfer agent or registrar therefor and delivered by the Company upon such conversion, in accordance with the terms of such Preferred Shares.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the applicable Indenture has been authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities will be issued pursuant to the applicable Indenture, (iii) all terms of the Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Shares or Preferred Shares of the Company, (x) such Common Shares or Preferred Shares of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Shares or Preferred Shares of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) the deposit agreement, approved by appropriate corporate action, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depository (the “Depositary”) will have been authorized, executed and delivered by the Company and the Depositary, (ii) the Company will deposit with the Depositary, Preferred Shares to be represented by the Depositary Shares that are authorized, validly issued and delivered as contemplated by the Registration Statement including the applicable Prospectus and the Deposit Agreement and (iii) the Depositary Shares will be authorized, executed, issued, fully-paid and delivered by the Company and the Depositary in accordance with the provisions of the Deposit Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by appropriate corporate action, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed, authenticated, issued and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement and applicable law and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Common Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

2.	The Preferred Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of preferred stock of the Company and if the Preferred Shares are convertible into Common Shares or other securities of the Company, the Common Shares or other securities of the Company issuable upon conversion of the Preferred Shares will be validly issued, fully paid and non-assessable securities of the Company.

3.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and if the Debt Securities are convertible into Common Shares or Preferred Shares of the Company, the Common Shares or Preferred Shares of the Company issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable shares of common stock or preferred shares of the Company.

4.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

5.	The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

6.	The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

7.	The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof only. We assume no responsibility to update this opinion letter for, or to advise you of, any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances, regardless of whether or not they affect the opinions expressed herein. This opinion letter shall be understood and interpreted in accordance with the customary practice of lawyers in New York who regularly give, and lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinions in transactions of the type contemplated by this opinion.

We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Sincerely,

/s/ WHITE & CASE LLP

WHITE & CASE LLP

DJ:EG:RMN

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